UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   July 13, 2005


                           CREATIVE VENDING CORP.
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            (Exact Name of Registrant as Specified in its Charter)


        Florida                33-19411-C               65-0008012
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  (State of Incorporation)     (Commission File        (IRS Employer
                                Number)                 Identification No.)


                     P.O. Box 669, Palm Beach, FL 33480
                  ----------------------------------------
                  (Address of principal executive offices)

                              (561) 833-5092
                       -----------------------------
                       Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry Into A Material Definitive Agreement

     On July 13, 2005 Creative Vending entered into an Agreement for the Exchange of Common Stock (the "Exchange Agreement") with TetriDyn Solutions, Inc., an Idaho corporation. The Exchange Agreement provides that a closing will occur ten days after (a) Creative Vending has been brought into full compliance with its reporting obligations under the Securities and Exchange Act of 1934 and (b) the shareholders of TetriDyn Solutions have approved the share exchange. At the closing:

     a. Creative Vending will issue 18,000,000 shares of common stock (representing 90% of the outstanding shares) to the shareholders of TetriDyn Solutions in exchange for the outstanding capital stock of TetriDyn Solutions; and

     b. Dale B. Finfrock, Jr., who is currently the sole officer and director of Creative Vending, will resign from those positions and be replaced by the current management of TetriDyn Solutions.

Item 9.01  Financial Statements and Exhibits

Exhibits

     10-a Agreement for the Exchange of Common Stock dated July 13, 2005 between Creative Vending Corp. and TetriDyn Solutions, Inc.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CREATIVE VENDING CORP.


Dated: February 27, 2006           By: /s/ Dale B. Finfrock, Jr.
                                   -----------------------------
                                   Dale B. Finfrock, Jr.
                                   Chief Executive Officer